SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2004

BALLISTIC RECOVERY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	300 Airport Road, South St. Paul, MN	55075
	(Address of principal executive offices)	(Zip Code)

(651) 457-7491
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.         OTHER EVENTS AND REQUIRED FD DISCLOSURE

On March 18, 2004, Ballistic Recovery Systems, Inc. issued a press release announcing that it has declared a dividend of $0.0655 per share, payable April 5, 2004 to all common shareholders of record on March 29, 2004. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99.1   Ballistic Recovery Systems, Inc. Press Release dated March 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.

Date: March 18, 2004	By:	/s/ Mark B. Thomas
Name: Mark B. Thomas
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Item	Method of Filing

99.1	Press Release dated March 18, 2004	Filed herewith electronically